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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated August 6, 1996 relating to the financial statements of American Oilfield Divers, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended October 31, 1995 listed under Item 14(a) of the American Oilfield Divers, Inc. Annual Report on Form 10-K for the year ended October 31, 1995 when such schedules are read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

New Orleans, Louisiana

January 13, 1996